 As filed with the Securities and Exchange Commission on February 28, 1997.

                       File No. 33-________

                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                             FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933


                               MLX Corp.
            --------------------------------------------------
            (Exact Name of Issuer as Specified in its Charter)

             Georgia                                   38-0811650
         (State or Other                            (I.R.S. Employer
         Jurisdiction of                         Identification Number)
        Incorporation or
          Organization)

                            MLX Corp.
                        1000 Center Place
                     Norcross, Georgia  30093
                          (404) 798-0677
   ------------------------------------------------------------
  (Address and Telephone Number of Issuer's Principal Executive
                             Offices)


         MLX Corp. Stock Option and Incentive Award Plan
                     (Full Title of the Plan)


                           Mr. Thomas C. Waggoner
                                MLX Corporation
                               1000 Center Place
                           Norcross, Georgia  30093
                                (770) 798-0677
     ---------------------------------------------------------------------
    (Name, Address and Telephone Number, Including Area Code, of Agent for
                                   Service)

                                  Copies to:
                            David A. Stockton, Esq.
                          KILPATRICK STOCKTON L.L.P.
                          1100 Peachtree Street, N.E.
                          Atlanta, Georgia 30309-4530
                                (404) 815-6500

-----------------------------------------------------------------------------------------------------------
                                      Proposed Maximum              Proposed Maximum
          Amount to                    Offering Price                  Aggregate               Amount of
        be Registered                    Per Share                 Offering Price<F1>       Registration Fee
-----------------------------------------------------------------------------------------------------------
           125,000                         $16.63                      $2,078,750               $629.93
-----------------------------------------------------------------------------------------------------------

<F1> Determined in accordance with Rule 457(c) under the Securities Act of
1933, based on $16.63, the average of the bid and asked prices on the Electronic Bulletin Board on February 21, 1997.

/TABLE

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

     (1) The Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1995.

     (2) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1995.

     (3) The description of Common Stock contained in the Registrant's registration statement on Form 8-A, including all amendments or reports filed for the purpose of updating such description.

     (4) All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities that remain unsold.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Attorneys of Kilpatrick Stockton LLP who work on this matter beneficially owned 1,200 shares of the Common Stock of the Registrant as of February 28, 1997.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          As provided under Georgia law, the Registrant's Articles of Incorporation provide that a director shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of duty of care or any other duty owed to the Registrant as a director, except that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of the Registrant, (b) for acts or omissions which involve intentional misconduct or a knowing violation of law,

          (c) for unlawful corporate distributions or (d) for any transaction from which the director received an improper benefit.

          Under Article V of the Registrant's Bylaws, the Registrant is required to indemnify its directors and officers to the fullest extent permitted by Georgia law. The Georgia Business Corporation Code provides that a corporation may indemnify its directors, officers and agents against judgments, fines, penalties, amounts paid in settlement, and expenses, including attorneys' fees, resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified therein. The determination concerning whether or not the applicable standard of conduct has been met can be made by (a) a disinterested majority of the Board of Directors, (b) a majority of a committee of disinterested directors or (c) independent legal counsel. No indemnification may be made to or on behalf of a corporate director, officer, employee or agent (i) in connection with a proceeding by or in the right of the corporation in which such person was adjudged liable to the corporation or (ii) in connection with any other proceeding in which such person was adjudged liable on the basis that personal benefit was improperly received by him.

          In the event any payments are made to an officer or director by way of indemnity, other than by court order, action of the shareholders or by an insurance carrier, the Registrant must notify its shareholders of such payment and all relevant details in a timely manner and in no event later than the notice of the next annual shareholders' meeting.

          The Registrant's directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS

     The exhibits included as part of this Registration Statement are as follows:

Exhibit Number                Description

4(a)                          Articles of Incorporation of the
                              Registrant, as amended (included as Exhibit
                              3.1 to the Registrant's report on Form 10-Q for the quarter ended June 30, 1993 and incorporated herein by reference)

4(b)                          Bylaws of the Registrant (included as
                              Exhibit 3.2 to the Registrant's report on Form 10-Q for the quarter ended June 30, 1993 and incorporated herein by reference)

5(a) & 23(a)                  Opinion and Consent of Counsel to
                              Registrant

23(b)                         Consent of Ernst & Young LLP

24(c)                         Power of Attorney (See signature page)

99(a)                         Stock Option and Incentive Award Plan


ITEM 9.  UNDERTAKINGS

          (a) The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement, to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              LEGAL MATTERS

          Certain legal matters with respect to the validity of the shares of Common Stock offered hereby have been passed upon by Kilpatrick Stockton LLP, Atlanta, Georgia.

          The consolidated financial statements of MLX Corp. included in MLX Corp.'s Annual Report (Form 10-K) for the year ended December 31, 1995 have been audited by Ernst & Young LLP, independent auditors as set forth in their report thereon included therein and incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on February 25, 1997.

                              MLX CORP.

                                   /s/ Thomas C. Waggoner
                              By:  Thomas C. Waggoner
                                   Chief Executive Officer and
                                   President


                            POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas C. Waggoner as attorney-in-fact, having the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 25, 1997.


/s/ Alfred R. Glancy III         Chairman
------------------------
ALFRED R. GLANCY III

/s/ Thomas C. Waggoner           President and Chief
---------------------            Executive Officer
THOMAS C. WAGGONER               (Principal Executive, Financial
                                 and Accounting Officer)

/s/ Theodore R. Kallgren         Vice President,
------------------------         Secretary and
THEODORE R. KALLGREN             Treasurer

/s/ Willem F.P. de Vogel         Director
------------------------
WILLEM F.P. de VOGEL

/s/ S. Sterling McMillan, III    Director
-----------------------------
S. STERLING McMILLAN, III

/s/ Brian R. Esher              Director
-----------------------------
BRIAN R. ESHER

/s/ W. John Roberts             Director
-----------------------------
W. JOHN ROBERTS

/s/ J. William Uhrig            Director
-----------------------------
J. WILLIAM UHRIG

/s/ H. Whitney Wagner           Director
-----------------------------
H. WHITNEY WAGNER

                              EXHIBIT INDEX
                                    TO
                    REGISTRATION STATEMENT ON FORM S-8



Exhibit Number                Description

5(a) & 23(a)                  Opinion and Consent of Counsel to
                              Registrant

23(b)                         Consent of Ernst & Young LLP

24(a)                         Power of Attorney (See signature page)

99(a)                         Stock Option and Incentive Award Plan